Company Contact:	Investor Relations:
Dick Anderson	Julie Huang
Chief Financial Officer	Financial Dynamics
661-775-5302	212-850-5628
danderson@mannkindcorp.com	mnkd@fd.com
MannKind to Hold Investor Call Tomorrow; 2Q Release Next Week
VALENCIA, Calif., August 2, 2007 /PRNewswire-FirstCall/ — MannKind Corporation (Nasdaq: MNKD) announced today that it is moving the release of its 2007 second quarter financial results to Thursday August 9, 2007. The earnings release has been moved due to the fact that the Company is continuing its review of the financial results for the second quarter and six months ended June 30, 2007. At this time, the Company is reporting that its cash, cash equivalents and marketable securities were $284.0 million at June 30, 2007, compared to $365.6 million at March 31, 2007, and $436.5 million at December 31, 2006.
As previously planned, management of the Company will host a conference call tomorrow, Friday, August 3, 2007 at 9:00 am ET in order to discuss clinical progress and other Company developments. Presenting from the Company will be its Chairman and Chief Executive Officer, Alfred Mann; President and Chief Operating Officer, Hakan Edstrom; and Corporate Vice President and Chief Financial Officer, Dick Anderson.
Management will hold a subsequent conference call on Thursday, August 9, 2007 at 5:00 p.m. ET to discuss the second quarter financial results.
“I am pleased to announce the completion of enrollment for all of our pivotal trials including the 102 and the 103 trials. All of our key Phase 3 trials for Technosphere Insulin continue to progress satisfactorily. We continue to meet our program milestones and remain on track to submit our NDA for Technosphere Insulin to the FDA in December 2008,” said Alfred Mann, Chairman and Chief Executive Officer of MannKind Corporation.
MannKind further reported the extension of its loan arrangement with Alfred Mann, pursuant to which the Company may borrow up to $150 million at any time prior to August 1, 2008. “This loan facility helps alleviate any pressure on the Company to enter into a financing or strategic transaction solely on the basis of our cash position. This arrangement also confirms that I remain fully supportive and confident of MannKind and its potential,” stated Mr. Mann.

Conference Call
To participate in the call please dial (888) 566-5775 or (210) 839-8503. To listen to the call via the Internet please visit http://www.mannkindcorp.com. The web site replay will be available for fourteen days. A telephone replay will be accessible for approximately 14 days following completion of the call by dialing (866) 379-4235 or (203) 369-0337 and entering conference number 2363293.
About MannKind Corporation
MannKind Corporation (Nasdaq: MNKD) focuses on the discovery, development and commercialization of therapeutic products for patients with diseases such as diabetes and cancer. Its lead product, the Technosphere Insulin System, is currently in Phase 3 clinical trials in the United States, Europe and Latin America to study its safety and efficacy in the treatment of diabetes. For more information on MannKind Corporation and its technology, visit http://www.mannkindcorp.com.
Forward-Looking Statements
This press release contains forward-looking statements, including statements related to MannKind’s clinical trials, product candidates, regulatory submissions and cash position that involve risks and uncertainties. Words such as “believes”, “anticipates”, “plans”, “expects”, “intend”, “will”, “goal”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the progress, timing and results of clinical trials, difficulties or delays in seeking or obtaining regulatory approval, the manufacture of the Technosphere Insulin System, competition from other pharmaceutical or biotechnology companies, MannKind’s ability to enter into any collaborations or strategic partnerships or obtain additional financing to support its operations, MannKind’s cash requirements, intellectual property matters and other risks detailed in MannKind’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2006 and periodic reports on Form 10-Q and Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and MannKind undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.
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